  As filed with the Securities and Exchange Commission on July 21, 1999

                                                    Registration No. 333-
                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                         ______________________

                                FORM S-8
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933
                         ______________________

                              Cinergy Corp.
         (Exact name of registrant as specified in its charter)

    DELAWARE                                       31-1385023
    (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)              Identification No.)
                         139 EAST FOURTH STREET
                         CINCINNATI, OHIO 45202
      (Address, including zip code, of Principal Executive Offices)
                         ______________________

            CINERGY CORP. DIRECTORS' EQUITY COMPENSATION PLAN
                        (Full title of the plan)
                         ______________________

            WILLIAM L. SHEAFER, Vice President and Treasurer
                         139 East Fourth Street
                         Cincinnati, Ohio 45202
                             (513) 421-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                        _________________________

                    Copies of all communications to:

                         RONAL R. NEWBANKS, ESQ.
                    Taft, Stettinius & Hollister LLP
                           1800 Firstar Tower
                            425 Walnut Street
                         Cincinnati, Ohio 45202
                      (Counsel for the Registrant)
                        _________________________

                     CALCULATION OF REGISTRATION FEE

                         Amount         Proposed max.       Proposed max.   Amount of
Title of securities      to be          offering price      aggregate       registration
to be registered(1       registered(1)       per share(2)   price(2)        fee

Common Stock, $0.01
   Par Value . . . . .  75,000 shs.       $31.3125          $2,371,875.00   $652.87


(1) This registration statement also covers such indeterminate number of additional shares of Common Stock as may become issuable with respect to all or any of such shares pursuant to the antidilution provisions of the Plan.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale price of the Common Stock on the New York Stock Exchange on July 16, 1999.

                      CINERGY CORP. ("REGISTRANT")
                   DIRECTORS' EQUITY COMPENSATION PLAN

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are hereby incorporated in this Registration Statement by reference:

     1. The registrant's Annual Report on Form 10-K for the year ended December 31, 1998.
     2. All other reports filed by the registrant pursuant to Section 13(a) of 15(d) of the Exchange Act since December 31, 1998.
     3. The information under the caption "Item 4. Description of Securities to be Registered" contained or incorporated in the Registration Statement on Form 8-A (File No. 1-11377) filed by the registrant under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in the Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

     Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") allows the registrant to indemnify officers and directors against certain expenses, liabilities and payments. Article VI of the registrant's By-Laws provides that the registrant shall indemnify specified persons, including its officers and directors, against liabilities under certain circumstances. Also, Article VI provides that the registrant may purchase and maintain insurance on behalf of or for any director, officer, employee or agent for protection against certain liabilities or claims asserted against such persons. In addition, Article VI of the registrant's Certificate of Incorporation provides limits to the personal liability of the registrant's directors for breach of fiduciary duties to the fullest extent permitted by the DGCL.

Item 7.     Exemption from Registration Claimed.

     Not Applicable.

Item 8.     Exhibits.

     The following exhibits are filed as part of this Registration
Statement:

Exhibit
No.

5.1       Opinion of Taft, Stettinius & Hollister LLP.

23.1      Consent of Arthur Andersen LLP, Cincinnati, Ohio.

24.1      Powers of Attorney.

24.2 Certified copy of resolution of the registrant's Board of Directors.

Item 9.     Undertakings.

     *(a) The undersigned the registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
     10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     *(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

* Paragraph references correspond to those of Regulation S-K, Item 512.

                               SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on July 21, 1999.

                                     CINERGY CORP.


                                     By:*James E. Rogers
                                          James E. Rogers, Vice Chairman,
                                          President and Chief Executive
                                         Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signatures                          Title                Date

(i)  Principal executive officer:


    *James E. Rogers            Vice Chairman, President     July 21, 1999
     James E. Rogers           and Chief Executive Officer


(ii)  Principal financial officer:


/s/ Madeleine W. Ludlow              Vice President          July 21, 1999
    Madeleine W. Ludlow      and Chief Financial Officer


(iii)  Principal accounting officer:


/s/ Bernard F. Roberts            Vice President            July 21, 1999
    Bernard F. Roberts            and Comptroller

    Signatures                          Title                Date

(iv)  Directors:

    * Neil A. Armstrong                 Director            July 21, 1999
    * James K. Baker                    Director            July 21, 1999
    * Michael G. Browning               Director            July 21, 1999
    * Phillip R. Cox                    Director            July 21, 1999
    * Kenneth M. Duberstein             Director            July 21, 1999
    * Cheryl M. Foley                   Director            July 21, 1999
    * John A. Hillenbrand II            Director            July 21, 1999
    * George C. Juilfs                  Director            July 21, 1999
    * Melvin Perelman                   Director            July 21, 1999
    * Thomas E. Petry                   Director            July 21, 1999
    * Jackson H. Randolph               Director            July 21, 1999
    * James E. Rogers                   Director            July 21, 1999
    * Mary L. Schapiro                  Director            July 21, 1999
    * John J. Schiff, Jr.               Director            July 21, 1999
    * Philip R. Sharp                   Director            July 21, 1999
    * Dudley S. Taft                    Director            July 21, 1999
    * Oliver W. Waddell                 Director            July 21, 1999



*By:    /s/ Madeleine W. Ludlow
    Madeleine W. Ludlow, Attorney-in-fact

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